Exhibit 10.10

ALLIANT TECHSYSTEMS INC.

AMENDED AND RESTATED

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

Amended and Restated as of May 4, 2004

Section 1. Introduction

1.1 The Plan; Effective Date; Duration.  This Alliant Techsystems Inc. Amended and Restated Non-Employee Director Restricted Stock Plan (the “Plan”), shall be effective as of May 4, 2004.  No award shall be made under the Plan after the expiration of 10 years from August 6, 1996, the original effective date of the Plan.

1.2 Purpose.  The purpose of the Plan is to provide each non-employee member (“Director”) of the Board of Directors (the “Board”) of Alliant Techsystems Inc. (the “Corporation”) with awards of shares of common stock, par value $.01 per share (“Stock”), of the Corporation, subject to the restrictions and other provisions of the Plan.  It is intended that the Plan will (a) permit Directors to increase their stock ownership and proprietary interest in the Corporation and their identification with the interests of the Corporation’s stockholders (“Stockholders”), (b) provide a means of compensating Directors that will help attract qualified candidates to serve as Directors, and (c) induce incumbent Directors to continue to serve if the Board desires that they remain on the Board.

1.3 Shares of Stock Available Under the Plan.

(a) Subject to any adjustments made pursuant to Section 1.3(c), the aggregate number of shares of Stock that may be issued under the Plan shall be 168,750, taking into account the effect of the stock splits in the form of stock dividends that were paid on November 10, 2000, September 7, 2001, and June 10, 2002.

(b) Shares of Stock awarded under the Plan may be (i) authorized but unissued shares of Stock, (ii) previously issued shares of Stock reacquired by the Corporation, including shares purchased in the open market (collectively, “Treasury Shares”), or (iii) a combination thereof.

(c) Appropriate and equitable adjustment shall be made in the number of shares of Stock available under the Plan and covered by Plan awards in the event of any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Corporation, stock split, reverse stock split, stock dividend, extraordinary dividend, liquidation, dissolution, or other similar corporate transaction or event affecting the Corporation.

Section 2. Restricted Stock Awards

2.1 Award Dates.

(a) As of the date of each annual meeting of Stockholders (“Annual Meeting”), commencing with the 1996 Annual Meeting and terminating December 31, 2001, each Director elected or reelected to the Board at such Annual Meeting shall be awarded 600 shares of restricted Stock (“Restricted Stock”).  Commencing January 1, 2002 and terminating March 31, 2003, as of the date of each Annual Meeting, each Director elected or reelected to the Board at such Annual Meeting shall be awarded 750 shares of Restricted Stock.  Commencing April 1, 2003, as of the date of each Annual Meeting, each Director elected or reelected to the Board at such Annual Meeting shall be awarded shares of Restricted Stock with a market value of $55,000.00 as determined by the closing market price of Stock on the date of such Annual Meeting.

(b) A Director who is elected to the Board on a date other than the date of an Annual Meeting shall be awarded shares of Restricted Stock as of such date of election with a market value of $55,000.00 as determined by the closing market price of the Stock on the date of such election.

(c) A Director may elect, in writing, on or prior to any date as of which the Director is entitled to receive a Restricted Stock award to waive the Director’s right to receive the award. Any such waiver shall apply to all future Restricted Stock awards the Director would otherwise be entitled to receive, and shall remain in effect until such time as the Director elects, in writing, to revoke such waiver. Any such revocation shall be effective with respect to Restricted Stock awards the Director is entitled to receive as of dates subsequent to the date of the revocation.

2.2 Issuance of Stock.  As promptly as practical after the date as of which an award is made, the Corporation shall issue a certificate (“Certificate”), registered in the name of each Director receiving an award, representing the number of shares of Restricted Stock covered by the Director’s award.

2.3 Rights of Holders of Restricted Stock.  Upon issuance of a Certificate, the Director in whose name the Certificate is registered shall, subject to the provisions of the Plan, have all of the rights of a Stockholder with respect to the shares of Restricted Stock represented by the Certificate, including the right to vote the shares and receive cash dividends and other cash distributions thereon.

2.4 Restricted Period.  Restricted Stock shall be subject to the restrictions set forth in Sections 2.5 and 2.7 of the Plan and the other provisions of the Plan for a period (the “Restricted Period”) commencing on the date as of which the Restricted Stock is awarded (the “Award Date”) and ending on the earlier of:

(a)                                  the third anniversary of the Award Date with respect to an award of Restricted Stock to a Director; or

(b)                                 the first to occur of the following:

(i)                                     the retirement of the Director from the Board in compliance with the Board’s retirement policy as then in effect;

(ii)                                  the termination of the Director’s service on the Board as a result of the Director’s not being nominated for reelection by the Board, but not as a result of the Director’s declining to serve again;

(iii)                               the termination of the Director’s service on the Board because the Director, although nominated for reelection by the Board, is not reelected by the Stockholders;

(iv)                              the termination of the Director’s service on the Board because of (A) the Director’s resignation at the request of the Nominating Committee of the Board, (B) the Director’s removal by action of the Stockholders, or (C) the sale, merger or consolidation of, or a similar extraordinary transaction involving, the Corporation; or

(v)                                 the termination of the  Director’s service on the Board because of disability or death.]

2.5 Forfeiture of Restricted Stock.  As of the date (“Termination Date”) a Director ceases to be a member of the Board for any reason, the Director shall forfeit to the Corporation all Restricted Stock awarded to the Director for which the Restricted Period has not ended as of or prior to the Termination Date.

2.6 Release of Restricted Stock.  Restricted Stock shall be released to the Director, free and clear of all restrictions and other provisions of the Plan, on the first business day immediately following the last day of the Restricted Period with respect to such Restricted Stock, unless the Director has made a deferral election pursuant to Appendix A to the Plan.

2.7 Restrictions.  Restricted Stock shall be subject to the following restrictions during the Restricted Period:

(a) The Restricted Stock shall be subject to forfeiture to the Corporation as provided in Section 2.5 of the Plan.

(b) The Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and neither the right to receive Restricted Stock nor any interest under the Plan may be assigned by a Director, and any attempted assignment shall be void.

(c) Each Certificate representing shares of Restricted Stock shall be held by the Corporation and shall, at the option of the Corporation, bear an appropriate restrictive legend and be subject to appropriate “stop transfer” orders.  The Director shall deliver to the Corporation a stock power endorsed in blank to the Corporation.

(d) Any additional Stock or other securities or property (other than cash) that may be issued with respect to Restricted Stock as a result of any stock dividend, stock split, business combination or other event, shall be subject to the restrictions and other provisions of the Plan.

(e) The issuance of any Restricted Stock award shall be subject to and contingent upon (i) completion of any registration or qualification of the Stock under any federal or state law or governmental rule or regulation that the Corporation, in its sole discretion, determines to be necessary or advisable; (ii) the execution by the Director and delivery to the Corporation of (A) any agreement reasonably required by the Corporation, and (B) the stock power referred to in Section 2.7(c); and (iii) the payment by the Director to the Corporation of the par value of the Restricted Stock, except to the extent that Treasury Shares are issued in connection with the award.

Section 3. General Provisions

3.1 Administration.  The Plan shall be administered by a committee (the “Committee”) that shall be the Nominating and Governance Committee of the Board or such other committee of Directors as may be designated by the Board. The Committee shall have full power, discretion and authority to interpret and administer the Plan, except that the Committee shall have no power to (a) determine the eligibility for awards of Restricted Stock or the number of shares of Restricted Stock to be awarded or the timing or value of awards of Restricted Stock to be awarded to any Director, or (b) take any action specifically delegated to the Board under the Plan. The Committee’s interpretations and actions shall, except as otherwise determined by the Board, be final, conclusive and binding upon all persons for all purposes.

3.2 No Retention Rights.  Neither the establishment of the Plan nor the awarding of Restricted Stock to a Director shall be considered to give the Director the right to be retained on, or nominated for reelection to, the Board, or to any benefits or awards not specifically provided for by the Plan.

3.3 Interests Not Transferable.  Except as to withholding of any tax required under the laws of the United States or any state or locality, no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind.  Any attempt to alienate, sell, transfer, assign, pledge, attach or otherwise encumber any such benefits whether currently or thereafter payable, shall be void.  No benefit shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits.  If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber such person’s benefits under the Plan, or if by reason of such person’s bankruptcy or any other event, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Committee, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them to or for the benefit of such person entitled thereto under the Plan or such person’s spouse, children or other dependents, or any of them, in such manner as the Committee may deem proper.

3.4 Amendment and Termination.  The Board may at any time amend or terminate the Plan; provided that:

(a) no amendment or termination shall, without the written consent of a Director, adversely affect the Director’s rights under outstanding awards of Restricted Stock; and

(b) Stockholder approval of any amendment shall be required if Stockholder approval is required under applicable law or the listing requirements of any national securities exchange on which are listed any of the Corporation’s equity securities.

3.5 Severability.  If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid.  Any Section or part thereof so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part thereof to the fullest extent possible while remaining lawful and valid.

3.6 Controlling Law.  The law of Delaware, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

APPENDIX A
TO ALLIANT TECHSYSTEMS INC.
AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK PLAN

RESTRICTED STOCK DEFERRALS

Section 1.                                            Purpose and Effect.

(a)                                  This Appendix A to the Alliant Techsystems Inc. Amended and Restated Non-Employee Director Restricted Stock Plan (the “Plan”) authorizes the deferral of income that would otherwise be recognized upon the lapse of restrictions applicable to Restricted Stock awards under the Plan.

(b)                                 In accordance with the rules set forth in this Appendix A, Directors may elect to forfeit shares of Restricted Stock that would otherwise vest pursuant to the terms of the Plan and the relevant Restricted Stock award in exchange for the Corporation’s agreement to pay deferred compensation in the form of unrestricted shares of Stock (“Restricted Stock Deferral”).  The Restricted Stock awards that may be subject to deferral elections authorized by this Appendix A are limited solely to those made under the Plan.

(c)                                  No Restricted Stock or other shares of Stock are authorized to be issued under this Appendix A other than pursuant to Section 5(c) of this Appendix A.  Grants and vesting of Restricted Stock awards are governed by the Plan, as it may be amended from time to time.

Section 2.                                            Definitions.  For purposes of this Appendix A, the terms defined in the Plan shall have the same meanings when used in this Appendix A.  In addition, the terms listed below shall have the following meanings:

(a)                                  Deferred Stock Unit Account shall mean the account established for each Director in accordance with Section 5 of this Appendix A.

(b)                                 Stock Unit shall mean each one of the units credited to a Director’s Deferred Stock Unit Account based on the number of shares of Restricted Stock forfeited pursuant to Section 4 of this Appendix A or shares of Stock credited to the Deferred Stock Unit Account pursuant to Section 5(c) of this Appendix A.

Section 3.                                            Eligibility.  A person shall be eligible to make deferrals pursuant to this Appendix A if he or she is a non-employee member of the Board of Directors of the Corporation who participates in the Plan.  A person who ceases to be a non-employee member of the Board of the Corporation shall not be eligible to make deferrals pursuant to this Appendix A.

Section 4.                                            Restricted Stock Deferral.

(a)                                  At least 12 complete months prior to the date on which the Restricted Period would otherwise end pursuant to Section 2.4 of the Plan (the “Vesting Date”) with respect to

Restricted Stock, a Director may elect, in accordance with the procedures set forth in this Section 4 and elsewhere in this Appendix A, to forfeit all of such shares of Restricted Stock and be credited instead in the Director’s Deferred Stock Unit Account with a number of Stock Units equal to the number of shares of Restricted Stock forfeited pursuant to the deferral election.

(b)                                 A deferral election made pursuant to this Section 4 shall be timely made in writing in accordance with Section 7 of this Appendix A and shall specify the time of payment in accordance with the rules for payment under Section 6 of this Appendix A.  Any deferral election made pursuant to this Section 4 shall be irrevocable and shall apply to 100%, but not less than 100%, of the shares of Restricted Stock with respect to which the Restricted Period would otherwise end on the Vesting Date.

(c)                                  For an election to defer Restricted Stock to be valid the deferral election form must (i) be received by the Corporation (to the attention of the Corporate Secretary) at least 12 complete months prior to the Vesting Date for such Restricted Stock and (ii) provide for the forfeiture of the Restricted Stock which is the subject of the deferral election and the transfer to and reacquisition by the Corporation of such Restricted Stock as of the date of receipt by the Corporation of the election to defer.

Section 5.                                            Deferred Stock Unit Account.  A Deferred Stock Unit Account shall be established and maintained on behalf of each Director for Restricted Stock deferred pursuant to this Appendix A, subject to the following rules:

(a)                                  For each share of Restricted Stock deferred, a Stock Unit shall be credited to the Director’s Deferred Stock Unit Account as of the Vesting Date of the Restricted Stock subject to the deferral election.

(b)                                 On each payment date for any cash dividends paid on the Corporation’s Stock, the Corporation shall pay to each Director an amount equal to the cash dividends that would be payable by the Corporation on a number of shares of Stock equal to the number of Stock Units in the Director’s Deferred Stock Unit Account as of such payment date.  Such amounts shall be paid directly to each Director in cash and shall not be eligible for deferral under this Plan.

(c)                                  The number of units credited to the Director’s Deferred Stock Unit Account shall be appropriately and equitably adjusted to reflect any change in the outstanding Stock of the Corporation in the event of any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Corporation, stock split, reverse stock split, stock dividend, extraordinary dividend, liquidation, dissolution, or other similar corporate transaction or event affecting the Corporation.

(d)                                 Directors who elect to make a deferral of Restricted Stock in accordance with this Appendix A will have no rights as Stockholders of the Corporation with respect to Stock Units credited to their Deferred Stock Unit Accounts.

Section 6.                                            Payment of Deferred Amounts.

(a)                                  Payment of the aggregate value of 100% of the Stock Units in the Director’s Deferred Stock Unit Account shall be made in a lump sum at the time specified by the Director

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in his or her deferral election (the “Payment Date”).  Notwithstanding the foregoing, in all events payment of a Director’s entire Deferred Stock Unit Account shall be made in a lump sum as soon as administratively feasible following the occurrence of the earliest of the following events:

(i)                                     the retirement of the Director from the Board in compliance with the Board’s retirement policy as then in effect;

(ii)                                  the termination of the Director’s service on the Board as a result of the Director’s not being nominated for reelection by the Board, but not as a result of the Director’s declining to serve again;

(iii)                               the termination of the Director’s service on the Board because the Director, although nominated for reelection by the Board, is not reelected by the Stockholders;

(iv)                              the termination of the Director’s service on the Board because of (A) the Director’s resignation at the request of the Nominating Committee of the Board, (B) the Director’s removal by action of the Stockholders, or (C) the sale, merger or consolidation of, or a similar extraordinary transaction involving, the Corporation; or

(v)                                 the termination of the  Director’s service on the Board because of disability or death.

The date of retirement or termination of service of a Director pursuant to any of the events described in subsections (i) through (v) above shall constitute the Payment Date for purposes of this Appendix A.

(b)                                 Payment of the aggregate value of the Stock Units in a Director’s Deferred Stock Unit Account shall be made solely in the form of shares of Stock.  On the Payment Date the Corporation shall pay to the Director a number of shares of Stock equal to the number of Stock Units in the Director’s Deferred Stock Unit Account on such Payment Date.

(c)                                  A Director shall submit to the Corporation a written designation of the beneficiary or beneficiaries to whom payment of the aggregate value of the Director’s Deferred Stock Unit Account shall be made in the event of the Director’s death.  Beneficiary designations shall become effective only when received by the Corporation.  If a Director has not designated a beneficiary, or if no beneficiary is living on the Payment Date, the Director’s vested account shall be distributed to the representative of the Director’s estate.  Payment to the Director’s designated beneficiary shall be made in the form of Stock in accordance with the provisions of Sections 6(a) and 6(b) of this Appendix.

Section 7.                                            Forms and Procedure.  Deferral elections and beneficiary designations made pursuant to this Appendix A must be made in writing on forms substantially similar to the forms set forth in Exhibit I to this Appendix A, and shall be subject to such other procedural rules as the Committee may establish.

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Section 8.                                            Effect on Restricted Stock Awards.  Deferral elections made pursuant to this Appendix A shall constitute amendments to the Restricted Stock awards to which the deferral elections apply, but only to the extent such Restricted Stock awards are expressly modified by this Appendix A.  Any shares of Stock paid to a Director pursuant to this Appendix A with respect to a Director’s deferral election shall be issued under the Plan with respect to the corresponding Restricted Stock award.

Section 9.                                            Unfunded and Unsecured Plan.  The Director’s Deferred Stock Unit Account shall be hypothetical in nature and shall be maintained for bookkeeping purposes only.  The Deferred Stock Unit Account shall be unfunded for tax purposes and no provision shall be made at any time with respect to segregating assets of the Corporation for payment of amounts in the Deferred Stock Unit Account.  The obligation of the Corporation to make payments pursuant to this Appendix A constitutes an unsecured but legally enforceable promise of the Corporation to make such payments.

Section 10.                                      Effective Date.  This Appendix A shall be effective as of the date adopted by the Board of Directors of the Corporation and the deferral election provided herein shall be available only with respect to awards of Restricted Stock made pursuant to the Plan on or after the effective date hereof.

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EXHIBIT I TO APPENDIX A
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK
DEFERRAL ELECTION FORM
AND DESIGNATION OF BENEFICIARY FORM

ALLIANT TECHSYSTEMS INC.

AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK PLAN

Amended and Restated as of May 4, 2004

ELECTION TO DEFER

TO:                          Alliant Techsystems Inc.
Attn: Corporate Secretary

Pursuant to the terms and conditions of the Alliant Techsystems Inc. Amended and Restated Non-Employee Director Restricted Stock Plan, Amended and Restated as of May 4, 2004 (the “Plan”), I hereby make the following election to defer with respect to Restricted Stock awarded to me pursuant to the Plan.

All capitalized terms not expressly defined in this election to defer have the meanings set forth in the Plan.

1.                                      Deferral of Restricted Shares: I hereby irrevocably:

(a) elect to defer 100% of my unvested Restricted Stock described below that, in accordance with the provisions of the Plan, vests on the date set forth below; and

(b) forfeit any rights in and to the Restricted Stock that is the subject of this election to defer and agree that such Restricted Stock shall be transferred to and reacquired by the Corporation as of the date of receipt by the Corporation of this election to defer.

Please complete:

Certificate Number

Number of Shares

Award Date of Shares

Vesting Date

As set forth in Section 4(a) of Appendix A to the Plan,  “Vesting Date” means the date on which the Restricted Period ends with respect to that Restricted Stock pursuant to Section 2.4 of the Plan .

2.                                       Time of Payment:                                                 I hereby irrevocably elect to have my Deferred Stock Unit Account paid out at the following time:

          as soon as administratively practicable after I cease to be a Director of the Corporation; or

          at such other time as here specified                                                                      .

I understand that all payments of my Deferred Stock Unit Account will be made in the form of Stock of the Corporation in accordance with the terms of the Plan.

This election to defer is made as of the date of my signature below.  I understand and acknowledge that to be effective this election to defer form must be fully and properly completed and received by the Corporation at least 12 complete months prior to the Vesting Date of the Restricted Stock to which this election applies.

I understand that the foregoing elections are irrevocable and will apply to all of the Restricted Stock described above.  This election to defer constitutes an amendment to the Restricted Stock award to which this election applies, but only to the extent that the award of Restricted Stock is expressly modified by the election.

I certify that the foregoing elections are not being made in reliance upon any financial or tax advice given by the Corporation.  I understand that I should consult my own tax advisor as to the tax consequences of my elections.

Date:
(Signature of Non-Employee Director)

Name:

Received by the Corporation:

Alliant Techsystems Inc.

Date:

Acknowledged:
Name and Title
Office of Corporate Secretary

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AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK PLAN

Amended and Restated as of May 4, 2004

DESIGNATION OF BENEFICIARY

(Please type or print)

Name of Director	Marital Status: Single
Social Security No.	Married

I hereby revoke any previous designation(s) of beneficiary made by me with respect to amounts payable by Alliant Techsystems Inc. (the “Corporation”) under the Corporation’s Non-Employee Director Restricted Stock Plan in the event of my death; and I hereby designate the following person(s) or entity to receive, upon my death, any such amounts:

Primary Beneficiary or Beneficiaries (if you are married and you designate a Primary Beneficiary other than your spouse, your spouse must sign the Consent below):

Name:	Share:	%	Relationship:	Birth Date:
Address:			SS #

Name:	Share:	%	Relationship:	Birth Date:
Address:			SS #

Contingent Beneficiary or Beneficiaries (if your Primary Beneficiary(ies) all predecease you):

Name:	Share:	%	Relationship:	Birth Date:
Address:			SS #

Name:	Share:	%	Relationship:	Birth Date:
Address:			SS #

Date:	Director’s Signature:

Spouse’s Consent:  I hereby consent to the designation by my spouse of the above Primary Beneficiary(ies) (and Contingent Beneficiary(ies) if my spouse lives in a community property state).  By so doing, I also acknowledge that I understand that:  (1) the effect of such designation is that I will not receive what otherwise may have been paid to me (or my estate); (2) such designation is not valid unless I consent to it; (3) my consent is irrevocable unless my spouse changes such designation; and (4) my consent is given knowingly and voluntarily and not as a result of coercion, undue influence or duress.

Date:	Spouse’s Signature:

Witness (other than spouse):

Address of witness: